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Exhibit 10.14

CROSSTEX ENERGY HOLDINGS INC.

2000 STOCK OPTION PLAN

RECITALS:

        A.    Effective as of May 5, 2000 (the "Effective Date"), the Board of Directors of Crosstex Energy Holdings Inc., a Delaware corporation (the "Company"), hereby adopts this 2000 Stock Option Plan (the "Plan") for certain officers and employees of the Company.

        B.    It is the purpose of this Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected Employees (as defined below) and giving such Employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress, by granting to such persons options to acquire additional shares of common stock of the Company, subject to the terms and conditions described below.

ARTICLE I
GENERAL

        1.1    Definitions.    Terms used in this Plan and not otherwise defined shall have the respective meanings assigned to such terms in the Bylaws of the Company (the "Bylaws"), and the following terms shall have the following meanings:

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the common stock, $.01 par value per share, of the Company.

        "Employee" shall mean any individual treated as an employee by the Company.

        "Expiration Date" means 5:00 p.m. Dallas, Texas time, on the earlier to occur of the fifth anniversary of the Effective Date or the Sale of the Company.

        "Option" means any option granted to an Employee hereunder.

        "Optionee" means any Employee to whom an Option has been granted under this Plan.

        "Options" means collectively all Options granted to Employees hereunder.

        "Sale of the Company" means the sale of all shares of the Common Stock or all or substantially all of the assets of the Company.

ARTICLE II
ADMINISTRATION

        The Plan shall be administered by the Board. The Board may delegate responsibility for administration of the Plan to a committee appointed by and serving under the pleasure of the Board. The Board shall have full authority, discretion or power to select the Employees who will receive Options and, subject to the aggregate limitations set forth herein, to set the number of shares of Common Stock to be covered by each Option granted to an Employee and the decisions of the Board relating to such matters shall be final and binding upon the Company and the Employees. Neither the Board nor any committee of the Board shall have the authority, discretion or power (absent express approval by the stockholders of the Company) to alter any of the terms or conditions specified herein.

        Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The Board shall incur no liability by reason of any action or determination made in good faith with respect to the Plan or any option agreement entered into pursuant to the Plan.

ARTICLE III
GRANT OF OPTIONS

        3.1    Option Agreement.    Each Option granted under the Plan to an Employee shall be evidenced by a written option agreement, which agreement shall be entered into by the Company and the Employee to whom the Option is granted. The agreement for each Option shall be in substantially the form set forth in Exhibit A hereto, with appropriate insertions of the name of the optionee, the number of shares for which such option may be exercised and the exercise price.

        3.2    Maximum Number of Shares Subject to Options.    The total number of shares which may be acquired upon exercise of all Options granted pursuant to the Plan shall not exceed 180,000 shares of Common Stock, subject to adjustment upon changes in capital structure and certain other corporate transactions as determined by the Board and as set forth in the Option Agreement. If and to the extent that Options granted under the Plan terminate, are reduced in number, expire or are canceled without having been fully exercised, new Options may be granted under the Plan with respect to the shares covered by the unexercised portion of such terminated, expired or canceled Options.

        3.3    Grant of Options.    The Board may at any time grant any of the remaining Options authorized under this Plan to any person then serving as a Employee of the Company on the date of such grant, subject to the limitations described herein. Subject to Section 3.2, the Board shall have the authority, in its sole discretion, to determine:

        (a)    the persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted;

        (b)    the time or times at which Options shall be granted;

        (c)    the number of shares for which an Option may be exercisable;

        (d)    the price at which each share may be purchased, which shall equal the "Fair Market Value" (as defined in Section 3.4) of a share on the date of grant; provided, however, that subsequent to the grant of any Option, the Board may, at its discretion and with the written consent of the Optionee, establish a new price at which each share may be purchased; and

        (e)    whether and to what extent any Options that are exercisable for shares are also subject to vesting based upon the Optionee's continued service to, or the performance of, the Company.

        3.4    Determination of Fair Market Value.    For purposes of the Plan, the "Fair Market Value" of a share of Common Stock shall be determined as follows:

        (a)    if the shares are publicly traded, (x) the closing price on the business day immediately preceding the date of grant if any trades were made on such business day and such information is available, otherwise the average of the last bid and asked prices on the business day immediately preceding the date of grant, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or (y) if such shares are then traded on a national securities exchange, the closing price on the business day immediately preceding the date of grant, if any trades were made on such business day and such information is available, otherwise the average of the high and low prices on the business day immediately preceding the date of grant, on the principal national securities exchange on which it is so traded; or

        (b)    if there is no public trading market for such shares, the fair value of such shares on the date of grant as reasonably determined in good faith by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of such shares in private transactions negotiated at arms length. All determinations pursuant to this Section 3.4(b) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

        3.5    Other Provisions.    Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

ARTICLE IV
GENERAL PROVISIONS

        4.1    Termination of Plan.    The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire at the close of business on the Expiration Date. After termination of the Plan, no Option shall be granted under this Plan.

        4.2    Amendment of Plan.    The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Options theretofore granted under the Plan or deprive any Optionee of any shares of Common Stock which he might have acquired through or as a result of the Plan.

        4.3    No Evidence of Employment or Service.    Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or interfere in any way with the right of the Company (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

        4.4    Treatment of Proceeds.    Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

        4.5    Effectiveness.    This Plan shall become effective as of the Effective Date.

        4.6    Choice of Law.    All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would otherwise apply.

        4.7    Paragraph Headings.    The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

        As adopted by the Board of Directors of Crosstex Energy Holdings Inc. on May     , 2000.

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EXHIBIT A

OPTION AGREEMENT

        This Option Agreement ("Agreement"), made and entered into as of                        , 2000, is by and between Crosstex Energy Holdings Inc., a Delaware corporation (the "Company"), and                        (the "Optionee").

WITNESSETH:

        WHEREAS, the Company has adopted that certain 2000 Stock Option Plan (the "Plan") effective as of May    , 2000 (the "Plan Date") for certain employees of the Company; and

        WHEREAS, the Optionee is an employee of the Company eligible to participate in the Plan and the Board of Directors of the Company, as administrator of the Plan, has determined that the Company should recognize the potential contributions that the Optionee may make to the success of the Company by granting him an option to purchase shares of Common Stock in the Company pursuant to the Plan and upon the terms set forth herein;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and Optionee hereby agree as follows:

        1.    Certain Definitions.    Terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan; and the following terms shall have the following meanings:

        "Expiration Date" means 5:00 p.m., Dallas, Texas time, on the earlier to occur of the fifth anniversary of the Plan Date or the Sale of the Company.

        "Market Price" means with respect to any share of Common Stock on any date:

        (a)    If the Common Stock is listed or admitted for trading on any national securities exchange or that such shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices, the average of the last reported sale prices for such shares for the 20 consecutive Trading Days (as defined below) beginning 30 Trading Days before the day in question. The last reported sale price for each day shall be (i) if the shares are listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the shares on the principal securities exchange on which the shares are listed or admitted to trading, (ii) the last reported sale price of the shares on the NASDAQ or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause (ii) above, the mean between the high bid and low asked quotations for the shares as reported by the National Quotation Bureau, Inc. if at least two securities dealers have inserted both bid and asked quotations for the shares on at least 10 of such 20 consecutive Trading Days. If the shares are quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (iii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (ii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the shares on any day or the average of such last reported sale prices for any period shall be the fair market value of the shares as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. The term "Trading Days", as used herein, means (i) if the shares are listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (ii) if the shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

        (b)    If the Common Stock is not listed or admitted for trading on any national securities exchange or if the conditions set forth in subsection (a) above are not otherwise applicable, the fair value of such shares on the date of determination as reasonably determined in good faith by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of such shares in private transactions negotiated at arms length. All determinations pursuant to this subsection (b) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

        "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Original Stockholders" means those persons that acquired shares of the capital stock of the Company on the Plan Date.

        "State Law" means applicable state securities laws and the rules and regulations promulgated thereunder.

        2.    The Plan.    The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

        3.    Grant of Option.    Subject to the terms and conditions hereinafter set forth, the Company hereby irrevocably grants to the Optionee the right and option (the "Option") to purchase            shares ("Option Shares") of Common Stock, subject to adjustment in accordance with the provisions of Section 8 of this Agreement.

        4.    Option Price.    The price to be paid by Optionee to the Company for each Option Share purchased pursuant to the exercise of this Option ("Option Price") shall be $            ; provided, however, that the Option Price shall be subject to adjustment in accordance with the provisions of Section 8 of this Agreement.

        5.    Vesting of Right to Exercise Option.

        (a)    Except as otherwise provided in this Agreement, the right to exercise this Option shall vest as determined by the Board. From and after each date of vesting, Optionee may exercise this Option, subject to the terms and conditions set forth herein, to purchase all or any portion of the Option Shares for which Optionee's rights have vested.

        (b)    To the extent Optionee does not purchase all or any part of the Option Shares at the times this Option becomes exercisable, the Optionee has the right cumulatively thereafter to purchase any Option Shares not so purchased and such right shall continue until this Option terminates or expires.

        (c)    If Optionee's employment by the Company is terminated for "cause" or Optionee voluntarily terminates his or her employment other than for "good reason" (as defined below), the Option shall automatically terminate as of the date of such termination, and the right to exercise this Option shall immediately be forfeited. For purposes of this Agreement, a "termination for cause" shall mean (i) if Optionee is subject to a written employment agreement with the Company or if the employment agreement does not include a definition of "cause" for the purposes of termination, any termination for cause as set forth in such employment agreement, and (ii) if Optionee is not subject to a written employment agreement with the Company, any of the following: (A) Optionee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or its affiliates or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (B) Optionee's repeated intoxication by alcohol or drugs during the performance of his duties in a manner that materially and adversely affects Optionee's performance of such duties; (C) malfeasance in the conduct of Optionee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of funds of the Company, or its affiliates, (2) embezzlement, or (3) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or its affiliates; or (D) Optionee's material failure to perform the duties of Optionee's employment or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors or senior officers of the Company, in any case under this clause (D) only after Optionee shall have been informed in writing of such material failure and given a period of not more than 30 days to remedy same.

        (d)    If Optionee's employment by the Company is terminated voluntarily by Optionee for "good reason" or by action of the Company for reasons other than for cause, this Option may be exercised, but only (i) within three months after such termination (if otherwise prior to the date of expiration of this Option), and not thereafter unless otherwise determined by the Board, and (ii) to purchase the number of Option Shares, if any, that could be purchased upon exercise of this Option at the date of termination of Optionee's employment. For purposes of this Agreement, a termination by Optionee for good reason shall mean (i) if Optionee is subject to a written employment agreement with the Company, any termination for "good reason" as set forth in such employment agreement and (ii) if Optionee is not subject to a written employment agreement with the Company or if the employment agreement does not include a definition of "good reason" for the purposes of termination, any of the following: (A) if without Optionee's consent, Optionee is required to be based at any location that is more than 50 miles from the current executive offices of the Company, (B) there is a Change of Control of the Company (as defined below); or (C) the Company reduces or proposes to reduce the base salary of the Employee other than a proportionate reduction in connection with a like reduction in the salaries of all officers. For purposes hereof, "Change of Control" shall mean (1) a sale of all or substantially all of the assets of the Company, (2) a sale of all or more than 50% of the outstanding equity interests of the Company, or (3) any merger, consolidation, or reorganization to which the Company, except for a merger, consolidation, or reorganization in which the Company is the surviving corporation and, after giving effect to such merger, consolidation, or reorganization, the holders of the outstanding equity interests (on a fully diluted basis) of the Company immediately prior to the merger, consolidation, or reorganization will own immediately following the merger, consolidation, or reorganization, equity interests holding a majority of the voting power of the Company. For purposes of this subsection (d), if this Option shall not have fully vested as of the date of termination of Optionee's employment, then a ratable portion of the number of Option Shares which would have become purchasable upon the next vesting date shall be deemed to have vested as of the date of such termination (determined by multiplying the number of Option Shares that vest on the next vesting date by a fraction with a numerator equal to the number of full months which have then elapsed since the last vesting date and a denominator of 12, and rounding to the closest whole number).

        (e)    In the event of Optionee's death or disability, this Option shall remain outstanding and may be exercised by the person who acquires this Option by will or the laws of descent and distribution, or by Optionee, as the case may be, but only (i) within the one year period following the date of death or disability (if otherwise prior to the date of expiration of this Option), and not thereafter, and (ii) to purchase the number of Option Shares that were subject to purchase upon exercise of this Option at the time of such death or disability, plus the number of Option Shares that would have become purchasable upon the next vesting date.

        (f)    The terms regarding the vesting or termination of the Option contained in any written employment agreement between Optionee and the Company shall amend and supplement this Section 5.

        6.    Restrictions on Exercise.    The right to exercise the Option shall be subject to the following restrictions:

        (a)    Vesting.    Optionee shall have no right to exercise this Option to purchase any Option Shares for which Optionee's rights have not yet vested in accordance with Section 5.

        (b)    No Fractional Option Shares.    The Option may be exercised only with respect to full Option Shares.

        (c)    Compliance with Law.    The Option may not be exercised in whole or in part, and no Option Shares shall be issued nor certificates representing such Option Shares delivered pursuant to any exercise of the Option, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options or the issuance and sale of Option Shares shall not have been obtained or if such exercise or issuance would violate any applicable law.

        (d)    Exercise by Optionee.    The Option shall be exercisable only by the Optionee, any representative of the Optionee, and by any transferee who has received such Option pursuant to Section 5(e).

        7.    Exercise of Option.

        (a)    Subject to the other terms and provisions of this Agreement, the Option shall be exercisable by written notice timely given to the Company by the Optionee, which notice (i) shall state the number of Option Shares that the Optionee then desires to purchase, and (ii) shall be accompanied by payment in full of the Option Price for each of such Option Shares, which such payment shall be made in cash or certified check; provided, however, that Optionee may make payment by surrender of shares of Common Stock owned by Optionee (the "Payment Shares"), the aggregate Market Price of which shall be credited against the Option Price; provided, however, that in lieu of actually tendering the Payment Shares, the Optionee may make a constructive exchange by relinquishing shares of Common Stock ("Constructive Exchange") represented by the then exercisable portion of the Option hereby granted. Optionee shall notify the Company in writing of any election to pay all or a portion of the Option Price using a Constructive Exchange. Such notice shall specify the number of Payment Shares to be used in the Constructive Exchange. Upon receipt of such notice and the required information referred to in the immediately preceding sentence, the Company shall confirm ownership of the Payment Shares by reference to Company records. Upon such confirmation, the Company shall treat the Payment Shares as being constructively exchanged, and accordingly, the Company shall issue to the Optionee a net number of shares of Common Stock equal to (i) the number of shares subject to the option exercise for which the Constructive Exchange is being exercised, less (ii) the number of Payment Shares. The Optionee may elect to exercise using a Constructive Exchange any number of times in succession, subject to compliance with the procedures set forth herein.

        (b)    The Company shall be entitled to require the Optionee to deliver to the Company such documents as the Company in its discretion shall deem necessary to confirm that (i) such exercise and the Company's issuance and sale of such Option Shares are in compliance with the requirements of any applicable laws (including, but not limited to, the 1933 Act and State Law) and (ii) the Optionee shall be bound by and comply with all of the terms and provisions of the Stockholders Agreement.

        (c)    Unless the Company and Optionee shall make mutually acceptable alternative arrangements, at the time of exercise of the Option, Optionee shall pay to the Company, in cash, any federal, state and local taxes required by law to be paid or withheld in connection with such exercise.

        8.    Recapitalization or Reorganization; Adjustments.

        (a)    The existence of this Option shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of, or share exchange involving, the

Company, any issuance of additional Company securities with priority over the Common Stock or otherwise affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company's Common Stock or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        (b)    If:    (i) the Company merges, consolidates or reconstitutes or exchanges shares with or into any other entity either in a situation in which (X) the Company is not the surviving entity, or (Y) the Company's Original Stockholders shall collectively no longer own at least 50% of the outstanding equity securities of the Company, (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, or (iii) the Company is to be dissolved and liquidated (each such event is referred to herein as a "Fundamental Change"), the Company shall declare any portion of the Option which has not then vested to be vested, so that the Optionee shall have an opportunity to exercise the Option prior to the consummation of the Fundamental Change.

        (c)    If the Company subdivides the Common Stock into a greater number of shares of Common Stock, the Option Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Option Shares then subject to the Option shall be proportionately increased. Conversely, if the Common Stock of the Company is combined into a smaller number of shares, the Option Price in effect immediately prior to such combination shall be proportionately increased, and the number of Option Shares then subject to the Option shall be proportionately reduced.

        9.    Termination of Option.    The Option shall terminate upon the first to occur of: (i) the Expiration Date, (ii) the date on which Optionee purchases, or in writing surrenders his right to purchase, all Option Shares or other securities then subject to the Option, or (iii) termination pursuant to Section 5 hereof.

        10.    Restriction on Transfer of Option.    The Option may not be sold, assigned, hypothecated or transferred, except by will or by the laws of descent and distribution or to a trust of which the Optionee is the sole trustee who retains all rights regarding the exercise and disposition of the Option. Any attempted transfer of the Option in violation of this provision shall be void and of no effect whatsoever.

        11.    Certain Rights Incident to Divorce.    If an interest in the Option is required by law to be transferred to a spouse of Optionee pursuant to an order of a court in a divorce proceeding (notwithstanding the provisions of Section 10 hereof), Optionee shall nevertheless retain all rights with respect to the exercise of the Option and any interest of such spouse shall be subject to such rights of Optionee. In addition, if it is determined that Optionee will be required to pay any taxes attributable to the interest of the spouse in the Option, any tax liability of Optionee which is attributable to such spouse's interest shall be taken into account, and shall reduce such spouse's interest in this Option.

        12.    Rights as a Stockholder.    Optionee shall have no rights as a stockholder of the Company with respect to any Option Shares covered by the Option until the exercise of the Option.

        13.    Additional Documents.    The Company and the Optionee will, upon request of the other party, promptly execute and deliver all additional documents, and take all such further action, reasonably deemed by such party to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Option Shares pursuant to this Agreement, including without limitation and if required by the Board of Directors, a counterpart signature page to the Voting and Stockholders' Agreement.

        14.    Representations, Warranties and Covenants of Optionee.

        (a)    The Optionee acknowledges that neither the Option nor the Option Shares covered thereby have been registered under the 1933 Act or State Law on the grounds that the issuance of the Option is, and the sale of any Option Shares pursuant to the exercise of the Option will be, exempt from registration under one or more provisions of each of such acts. The Optionee further understands that in determining the availability and applicability of such exemptions and in executing and delivering this Agreement and issuing and delivering any Option Shares upon exercise of the Option, the Company has relied and will rely upon the representations, warranties and covenants made by the Optionee herein and in any other documents which he may hereafter deliver to the Company. Accordingly, the Optionee represents and warrants to and covenants and agrees with the Company as follows:

  (i)
  the Optionee is acquiring and will hold the Option, and will acquire and hold all securities which he acquires upon exercise of the Option, for his own account for investment and not with a view to or in connection with any sale or distribution of all or any part thereof; and

  (ii)
  the Optionee will hold all securities acquired by him upon exercise of the Option, as well as any and all other securities issued in respect thereof, subject to all applicable provisions of the Voting and Stockholders' Agreement, the 1933 Act and State Law, and will not at any time make any sale, transfer, pledge or other disposition or encumbrance of any of such securities in violation of the Voting and Stockholders' Agreement or in the absence of an effective registration statement for such securities under the 1933 Act and State Law or an applicable exemption from the registration requirements therefrom.

        (b)    The Optionee agrees (i) that the certificates representing the Option Shares or other securities purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Option Shares or other securities purchased under this Option on the transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws, (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Option Shares or other securities purchased under this Option, (iv) that the Option Shares or other securities acquired upon exercise of this Option shall be subject, in all respects, to the Stockholders' Agreement between the Company and its stockholders and (v) Optionee shall become party to the Stockholders' Agreement prior to issuance of any certificate representing the Option Shares.

        (c)    Optionee acknowledges that the value of the Option over its life will be speculative and uncertain, that there is no market for the Option or the Option Shares or other securities that may be acquired upon exercise of the Option and it is unlikely that any market will develop, and consequently, the Optionee may ultimately realize no value from the Option.

        15.    Tax Withholding.    Whenever under the Plan securities are to be delivered by an Optionee upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto.

        16.    Optionee's Employment.    Nothing contained in the Plan or in this Agreement shall confer upon the Optionee any right with respect to the continuation of his employment by or service with the Company or interfere in any way with the right of the Company (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the date of this Agreement.

        17.    Notices.    All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the earlier of the date of receipt by the party to whom the notice is given or five days after being mailed by certified or registered United States mail, postage prepaid, addressed to the appropriate party at the address shown beside such party's signature below or at such other address as such party shall have theretofore designated by written notice given to the other party.

        18.    Entirety and Modification.    This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

        19.    Severability.    If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

        20.    Gender.    Words used in this Agreement which refer to Optionee and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

        21.    Headings.    The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

        22.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF LAW).

        23.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Addresses:

THE COMPANY: CROSSTEX ENERGY HOLDINGS INC.
2501 Cedar Springs Road Suite 600 Dallas, Texas 75201
By:

Name:

Title:

OPTIONEE:

Name:

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CROSSTEX ENERGY HOLDINGS INC. 2000 STOCK OPTION PLAN